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Table of contents Prospectus supplement

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-174877

Prospectus supplement
To prospectus dated July 27, 2011

Questar Pipeline Company
(A subsidiary of Questar Corporation)

$180,000,000
4.875% Senior Notes due 2041

Interest on the notes will be payable semiannually on June 1 and December 1 of each year, beginning on June 1, 2012. The notes will mature on December 1, 2041. We may redeem the notes in whole or in part at any time prior to their maturity at the redemption prices described in this prospectus supplement.

The notes will be unsecured, senior obligations of Questar Pipeline Company, will be equal in right of payment with any of its existing and future unsecured senior indebtedness that is not by its terms subordinated to the notes, and will be structurally subordinated to the indebtedness of its subsidiaries.

The notes will not be listed on any exchange. Currently, there is no public market for the notes.

Investing in the notes involves risks. See "Risk factors" beginning on page S-5 of this prospectus supplement and on page 5 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price(1)	Underwriting discount	Proceeds to us(1)

Per note	98.943%	0.875%	98.068%
Total	$178,097,400	$1,575,000	$176,522,400

(1)   Before expenses and plus accrued interest, if any, from December 6, 2011, if settlement occurs after that date.

Delivery of the notes, in book-entry form, will be made on or about December 6, 2011 through The Depository Trust Company and its direct and indirect participants, including Euroclear Bank, S.A./N.V. and Clearstream Banking, société anonyme.

Joint book-running managers

J.P. Morgan

Wells Fargo Securities

Barclays Capital

Co-managers

Deutsche Bank Securities
Mitsubishi UFJ Securities
RBS
US Bancorp

The date of this prospectus supplement is December 1, 2011.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any applicable free writing prospectus to which we have referred you. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein are accurate only as of the respective dates on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Prospectus supplement

Prospectus

S-i

About this prospectus supplement

Unless otherwise stated or the context otherwise requires, references in this prospectus supplement to "Questar Pipeline," "we," "our," or "us" refer to Questar Pipeline Company, and its subsidiaries, while references to "Questar" refer to Questar Corporation, our parent company.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC"). Under the shelf registration process, we may sell securities in one or more offerings from time to time. In the accompanying prospectus, we provide you a general description of the securities we may offer from time to time under our shelf registration statement. This prospectus supplement describes the specific details regarding this offering, including the price, the aggregate principal amount of debt being offered and the risks of investing in the notes. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include important information about us, the notes being offered and other information you should know before investing.

Incorporation by reference

The SEC allows us to "incorporate by reference" into this prospectus supplement information that we file with them. This permits us to disclose important information to you by referring you to documents filed with the SEC. Any information incorporated by reference is considered part of this prospectus supplement, and any information filed by us with the SEC subsequent to the date of this prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference (excluding information deemed to be furnished and not filed with the SEC) the following documents which we have filed with the SEC:

•
our Annual Report on Form 10-K for the year ended December 31, 2010; and

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, as amended by our Quarterly Reports on Form 10-Q/A filed on September 2, 2011 and September 19, 2011, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall be deemed to be incorporated in this prospectus supplement and to be a part hereof from the date of filing of such documents with the SEC (other than any portions of any such documents that are deemed to be furnished rather than deemed "filed" under the Exchange Act).

You may request a copy of our filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at Questar Pipeline Company, 180 East 100 South, P.O. Box 45360, Salt Lake City, Utah 84145-0360 (telephone number (801) 324-5173).

S-ii

 Forward-looking statements

This prospectus supplement and the accompanying prospectus may contain or incorporate by reference information that includes or is based upon "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act. Forward-looking statements give expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "will," "would," "should," "could," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "may," "might" and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be inaccurate. Forward-looking statements can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining our actual future results. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance, and there are no guarantees about the performance of the notes offered by this prospectus supplement. Actual results could differ materially from those expressed or implied in the forward-looking statements. Among factors that could cause actual results to differ materially are:

•
the risk factors discussed in this prospectus supplement, in the accompanying prospectus or, from time to time, in any document incorporated by reference herein;

•
changes in general economic conditions, including the performance of financial markets and interest rate changes;

•
changes in industry trends;

•
changes in laws or regulations; and

•
other factors, most of which are beyond our control.

All forward-looking statements in this prospectus supplement are made as of the date hereof, and you should not place undue reliance on these statements without also considering the risks and uncertainties associated with these statements and our business that are discussed in this prospectus supplement, the accompanying prospectus and our other filings with the SEC. Although we believe that in making such statements our expectations are based on reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected.

We do not undertake any obligation to correct or update any forward-looking statement if we later become aware that it is not likely to be achieved. You are advised, however, to consult any further disclosures we make on related subjects in reports filed with the SEC.

S-iii

Prospectus supplement summary

This prospectus supplement summary highlights information from this prospectus supplement and the accompanying prospectus to help you understand the notes. You should read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein for a more complete understanding of this offering. You should read "Risk Factors" beginning on page S-5 of this prospectus supplement and on page 5 of the accompanying prospectus for more information about important risks that you should consider before making a decision to purchase notes in this offering.

Questar Pipeline Company

General:    Questar Pipeline provides natural gas-transportation and underground-storage services in Utah, Wyoming and Colorado. We also provide gas processing, gas treatment and other energy services. As a "natural gas company" under the Natural Gas Act of 1938, we and certain subsidiary pipeline companies are regulated by the Federal Energy Regulatory Commission ("FERC") as to rates and charges for transportation and storage of natural gas in interstate commerce, construction of new facilities, and extensions or abandonments of service and facilities, accounting and other activities.

At September 30, 2011, we and our subsidiaries owned 2,611 miles of interstate pipeline with total firm capacity commitments of 4,983 Mdth per day. Our core-transportation system is strategically located near large reserves of natural gas in six major Rocky Mountain producing areas. We transport natural gas from these producing areas to other major pipeline systems, the distribution system of our affiliate, Questar Gas Company ("Questar Gas") and other utility systems. In addition to this core system, we, through wholly owned subsidiaries, own and operate the Overthrust Pipeline in southwestern Wyoming and the eastern segment of the Southern Trails Pipeline, a 487-mile line that extends from the Blanco hub in the San Juan Basin to just inside the California state line near the Arizona border. An additional 96 miles of Southern Trails Pipeline in California is not in service. We also own and operate 50% of the White River Hub in western Colorado. These facilities connect with six interstate pipeline systems and a major processing plant near Meeker, Colorado.

We own and operate the Clay Basin storage facility, the largest underground-storage reservoir in the Rocky Mountain region. This facility is 100% subscribed under long-term contracts. Through a subsidiary, we also own gathering lines and processing facilities near Price, Utah, through which we provide gas-processing services for us and third parties.

Customers, growth and competition:    Our transportation system is nearly fully subscribed. The weighted-average remaining life of our firm contracts was 11.2 years as of December 31, 2010. All of our storage capacity is fully contracted with a weighted-average remaining life of 6.7 years as of December 31, 2010. We face the risk that we may not be able to re-contract firm capacity when contract terms expire.

Questar Gas remains our largest transportation customer. Questar Gas has reserved firm-transportation capacity of 901 Mdth per day under long-term contracts, the majority of which will extend through mid 2017.

Certain industry specific terms used in this prospectus supplement are defined in the "Glossary of Commonly Used Terms" on page 20 of the accompanying prospectus.

Principal executive offices

Our principal executive offices are located at 180 East 100 South, P.O. Box 45360, Salt Lake City, Utah 84145-0360 and our telephone number is (801) 324-5173.

 The offering

The following summary contains basic information about the notes and is not intended to be complete. For a more complete understanding of the notes, please refer to the section entitled "Description of notes" in this prospectus supplement.

Issuer	Questar Pipeline Company
Securities	$180,000,000 in principal amount of 4.875% Senior Notes due 2041.
Maturity	December 1, 2041
Interest payment dates	June 1 and December 1 of each year, beginning on June 1, 2012.
Ranking	The notes will be our unsecured senior obligations. Accordingly, they will rank:
• senior in right of payment to our unsecured subordinated indebtedness;
• pari passu in right of payment with any of our existing and future unsecured indebtedness that is not by its terms subordinated to the notes; and
• structurally subordinated to the indebtedness of our subsidiaries.
The notes are our obligations exclusively, and are not obligations of our subsidiaries or Questar. The indenture does not restrict the amount of indebtedness that we or our subsidiaries may incur.

As of September 30, 2011, on an as adjusted basis after giving effect to the issuance and sale of the notes and the application of the net proceeds therefrom as set forth under "Use of proceeds," there would have been outstanding approximately $460.1 million of total long-term indebtedness. Also at that date, our subsidiaries had no outstanding external indebtedness to which the notes would have ranked structurally subordinate. At the present time the only debt owed by our subsidiaries is inter-company debt owed to us as the parent.
Optional redemption
Prior to June 1, 2041, we may redeem, at our option, all or a part of the notes at any time, at the redemption price described in this prospectus supplement. On or after June 1, 2041, we may redeem, at our option, all or a part of the notes at any time at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest on the notes to the redemption date.

Use of proceeds	We estimate net proceeds from this offering of approximately $176.0 million, after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds from this offering (i) to repay approximately $145.5 million of inter-company short-term debt owed to Questar outstanding as of November 30, 2011 with an interest rate of 0.35% at such date, consisting of amounts incurred to repay a portion of $100 million of our long-term notes that matured in June 2011 with an interest rate of 7.09% and $80.0 million of our long-term notes that matured in September 2011 with an interest rate of 6.57%, and (ii) for other general corporate purposes, including working capital and capital expenditures. See "Use of proceeds."
Absence of established market for the notes	We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated quotation system. Currently, there is no public market for the notes.
Form and denomination
The notes will be represented by registered global securities registered in the name of Cede & Co., the nominee of the depositary, The Depository Trust Company ("DTC"). Beneficial interests in the notes will be shown on, and transfers will be effected through, records maintained by DTC and its direct and indirect participants, including Euroclear Bank, S.A./N.V. and Clearstream Banking, société anonyme.
The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Risk factors
Investing in the notes involves substantial risks. See "Risk factors" beginning on page S-5 of this prospectus supplement and on page 5 of the accompanying prospectus and "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2010 for a discussion of factors you should consider carefully before deciding to invest in the notes.
Covenants
We will issue the notes under an indenture containing covenants for your benefit. These covenants restrict our ability to take certain actions, including, but not limited to, the creation of liens securing debt. See "Description of Debt Securities—Restrictive Covenant" beginning on page 10 of the accompanying prospectus.
Trustee	Wells Fargo Bank, National Association.
Governing Law	The notes and the indenture related to the notes will be governed by New York law.

Selected consolidated financial information

The table shown below presents our selected consolidated financial information as of the dates and for the periods indicated. The selected consolidated financial information as of and for each of the years ended December 31, 2008, 2009 and 2010 has been derived from our audited consolidated financial statements. The selected consolidated financial information as of and for the nine-month periods ended September 30, 2010 and 2011 has been derived from our unaudited consolidated financial statements, which, in the opinion of management, have been prepared on the same basis as the audited financial statements and include all adjustments necessary for a fair statement of the information. The results for the nine-month period ended September 30, 2011 are not necessarily indicative of the results that may be expected for the year ending December 31, 2011.

This information is qualified in its entirety by reference to, and should be read together with, our consolidated financial statements and the accompanying notes and Management's Discussion and Analysis of Financial Condition and Results of Operation, as provided in our Annual Report on Form 10-K for the year ended December 31, 2010 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, all of which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Year ended December 31,			Nine months ended September 30,
(Dollars in millions)	2008	2009	2010	2010	2011

				(unaudited)
Operating income:
Revenues:
Transportation	$172.4	$173.2	$188.7	$141.5	$146.0
Storage	39.1	39.4	37.6	28.2	28.6
NGL sales—transportation	13.9	7.0	12.3	8.8	7.6
NGL sales—field services	0.5	4.2	11.6	8.4	6.8
Energy services	15.3	13.7	14.0	10.5	12.1
Gas processing	4.6	1.2	3.3	1.4	1.9
Other	2.8	6.7	3.7	1.9	1.6

Total revenues	248.6	245.4	271.2	200.7	204.6
Operating income	112.9	115.2	130.8	96.7	94.9
Income before income taxes	91.4	92.0	106.2	78.0	79.5
Net income	$58.0	$58.2	$67.4	$49.4	$50.7

Risk factors

This section describes some, but not all, of the risks of purchasing notes in this offering. The accompanying prospectus also contains a "Risk Factors" section beginning on page 5 thereof. You should carefully consider these risks, in addition to the risk factors and other information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus, including matters discussed under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2010. You should carefully review the factors discussed below and the cautionary statements referred to in "Forward-looking statements." If any of the risks and uncertainties described below or incorporated by reference in this prospectus supplement actually occur, our business, financial condition or results of operations could be materially adversely affected.

Risks inherent in our business

Transportation and storage operations involve numerous risks that might result in accidents and other operating risks and costs.

There are inherent operating risks and hazards in our transportation and storage operations that could cause substantial financial losses. In addition, these risks could result in loss of human life, significant damage to property, environmental pollution, impairment of operations and substantial losses. Certain of our pipelines have been in service for a number of years. As these pipelines age, the risk may increase of pipeline leakage or failure due to corrosion, fatigue or third-party damage. The location of pipelines near populated areas, including residential areas, commercial business centers and industrial sites could increase the level of damages resulting from these risks. Certain segments of our pipelines run through such areas. In spite of our precautions, an event could cause considerable harm to people or property, and could have a material adverse effect on the financial position and results of operations, particularly if the event is not fully covered by insurance. Accidents or other operating risks could further result in loss of service available to our customers. Such circumstances could adversely impact our ability to meet contractual obligations and retain customers.

As is customary in the natural gas transportation industry, we maintain insurance against some, but not all, of these potential risks and losses. We cannot assure you that insurance will be adequate to cover these losses or liabilities. Losses and liabilities arising from uninsured or underinsured events could have a material adverse effect on our financial condition and operations.

We are dependent on Questar's access to short-term credit and continued access to capital markets to successfully execute our operating strategies.

We also rely on Questar's access to short-term credit through its commercial paper program and bank credit facilities. We are dependent on these capital sources to provide financing for certain projects. The availability and cost of these credit sources is cyclical, and these capital sources may not remain available, or we may not be able to obtain money at a reasonable cost in the future. In lieu of commercial paper issuance, Questar at times has utilized back-up lines-of-credit with banks to meet short-term funding needs. Banks may be unable or unwilling to extend back-up lines-of-credit in the future. The interest rates on bank loans are tied to debt credit ratings of Questar and its subsidiaries published by Standard & Poor's and Moody's.

A downgrade of credit ratings could increase the interest cost of debt and decrease future availability of capital from banks and other sources.

General economic and other conditions impact our results.

Our results may also be negatively affected by: changes in general economic conditions; changes in regulation; creditworthiness of counterparties; rate of inflation and interest rates; assumptions used in business combinations; weather and natural disasters; changes in customers' credit ratings; competition from other forms of energy, other pipelines and storage facilities; effects of accounting policies issued periodically by accounting standard-setting bodies; terrorist attacks or acts of war; changes in business or financial condition; changes in credit ratings; and availability of financing for us.

Our revenue and cash flow are derived from assets that are concentrated in the Rocky Mountain region.

Due to the concentration of our assets and operations in the Rocky Mountain region, any adverse economic, regulatory or other business conditions that only affect natural gas operations in the Rocky Mountain region or that have a disproportionately negative impact on natural gas operations in the Rocky Mountain region may have a significantly greater impact on our revenue and cash flow than if more of our assets and operations were located in additional regions.

Risks relating to regulation

We are subject to complex regulations on many levels that could adversely affect our cost of doing business.

We are subject to federal, state and local environmental, health and safety laws and regulations. Environmental laws and regulations are complex, change frequently and tend to become more onerous over time. We incur significant costs to comply with federal pipeline-safety regulations. In addition to the costs of compliance, substantial costs may be incurred to take corrective actions at both owned and previously owned facilities. Accidental spills and leaks requiring cleanup may occur in the ordinary course of business. As standards change, we may incur significant costs in cases where past operations followed practices that were considered acceptable at the time but now require remedial work to meet current standards. Failure to comply with these laws and regulations may result in fines, significant costs for remedial activities, or injunctions.

We must comply with numerous and complex regulations governing activities on federal and state lands in the Rocky Mountain region, notably the National Environmental Policy Act, the Endangered Species Act, the Clean Air Act, the Clean Water Act, the National Historic Preservation Act and similar state laws. The United States Fish and Wildlife Service may designate critical habitat areas for certain listed threatened or endangered species. A critical habitat designation could result in further material restrictions to federal land use and private land use and could delay or prohibit land access or development. The listing of certain species, such as the sage grouse, as threatened and endangered, could have a material impact on our operations in areas where such species are found. The Clean Water Act and similar state laws regulate discharges of storm water, wastewater, oil, and other pollutants to surface water bodies, such as lakes, rivers, wetlands and streams. Failure to obtain permits for such discharges could result in civil and criminal penalties, orders to cease such discharges, corrective actions, and other costs and damages. These laws also require the preparation and implementation of Spill Prevention, Control, and Countermeasure Plans in connection with on-site storage of significant quantities of oil.

In addition, we are subject to federal and state hazard communications and community right-to-know statutes and regulations such as the Emergency Planning and Community Right-to-Know Act that require certain recordkeeping and reporting of the use and release of hazardous substances.

Federal and state agencies frequently impose conditions on our activities. These restrictions have become more stringent over time and can limit or prevent operations. Various federal agencies within the U.S. Department of the Interior, particularly the Bureau of Indian Affairs, along with each Native American tribe, promulgate and enforce regulations pertaining to operations on Native American tribal lands. In addition, each Native American tribe is a sovereign nation having the right to enforce laws and regulations independent from federal, state and local statutes and regulations. These tribal laws and regulations include various taxes, fees, requirements to employ Native American tribal members and other conditions that apply to lessees, operators and contractors conducting operations on Native American tribal lands. Lessees and operators conducting operations on tribal lands are generally subject to the Native American tribal court system. One or more of these factors may increase our costs of doing business on Native American tribal lands and have an impact on the viability of our transportation operations on such lands.

Regulatory authorities exercise considerable discretion in the timing and scope of permit issuance. Requirements imposed by these authorities may be costly and time consuming and may result in delays in the commencement or continuation of our construction projects. Further, the public may comment on and otherwise engage in the permitting process, including through intervention in the courts. Accordingly, needed permits may not be issued, or if issued, may not be issued in a timely fashion, or may involve requirements that restrict our ability to conduct operations or to do so profitably.

We may be exposed to certain regulatory and financial risks related to climate change.

Federal and state courts and administrative agencies are considering the scope and scale of climate-change regulation under various laws pertaining to the environment, energy use and development, and greenhouse-gas emissions. Although Congress may enact legislation to regulate greenhouse-gas emissions in the future, it is unlikely to do so in the immediate future. The EPA has adopted regulations for the measurement and reporting of greenhouse gas emissions from specified large sources (emitting more than 25,000 metric tons/year of carbon dioxide equivalent) beginning in 2011 for emissions occurring in 2010. The first report was filed with the EPA by its due date of September 30, 2011. Reporting under this regulation will be expanded to include measurement and reporting of greenhouse-gas emissions attributed to methane venting and leaking in 2011. This regulation will require measurement and monitoring in our compressor stations, storage fields, and processing facilities. EPA's Prevention of Significant Deterioration and Title V Greenhouse Gas Tailoring Rule, which went into effect January 1, 2011, makes certain large stationary sources and modification projects subject to permitting requirements for greenhouse gas emissions under the Clean Air Act. This rule will be phased in to regulate greenhouse gas at large new sources or at existing sources undergoing major modifications. Several of the EPA's greenhouse gas rules are being challenged in court and depending on the outcome of these proceedings, such rules may be modified or rescinded or the EPA could develop new rules. Analysis of near-term capital projects indicates that these reporting and permitting regulations will not inhibit development or expansion of our services, unless EPA reduces permitting thresholds in the future.

While future climate-change regulation is likely, it is too early to predict how this regulation will affect our business, operations, or financial results. If forthcoming regulations recognize that use of natural gas in high-efficiency residential, commercial, transportation, industrial and electricity generation applications is essential to lower U.S. greenhouse-gas emissions, use of natural gas in these applications will increase. Similarly, natural gas will be essential in ensuring electrical-grid reliability as reliance on intermittent renewable energy increases in the future. Use of natural gas as an alternative transportation fuel continues to grow, with us actively involved in expanding refueling infrastructure. On the other hand, federal regulation of carbon dioxide could increase the price of natural gas, restrict access to or the use of natural gas, and/or reduce natural gas demand. Federal, state and local governments may pass laws mandating the use of alternative-energy sources, such as wind, solar and geothermal energy. The increased use of alternative energy could reduce the future demand for natural gas. It is uncertain whether our operations and properties, all located in the Rocky Mountains, are exposed to possible physical risks, such as severe weather patterns due to climate change, as a result of man-made greenhouse gases; however, management does not believe that such physical risks are reasonably likely to have a material effect on our financial condition or results of operations.

FERC regulates the transportation and storage of natural gas and natural gas markets.

Our natural gas transportation and storage operations are regulated by the FERC under the Natural Gas Act of 1938 and the Natural Gas Policy Act of 1978. The FERC has authority to: set rates for natural gas transportation, storage and related services; set rules governing business relationships between the pipeline subsidiary and its affiliates; approve new pipeline and storage-facility construction; and establish policies and procedures for accounting, purchase, sale, abandonment and other activities. FERC policies may adversely affect our profitability. Over the past two years, FERC issued a number of orders related to market transparency that extend FERC oversight to us and our subsidiaries. Order No. 704 and subsequent clarifying orders require all natural gas companies to report gas purchases and sales and their relationship to price reporting indexes. Order No. 712 and subsequent responses to requests for rehearing and clarification define changes in capacity release and asset management. Order No. 717 and subsequent responses to requests for rehearing and clarification establish new Standards of Conduct Rules, and Order No. 720 and subsequent rehearing orders require intrastate pipelines to report available transportation capacity. Order No. 735 and subsequent rehearing orders establish contract reporting requirements for intrastate pipeline companies. In addition to the orders, FERC released a policy statement on compliance in which it states that companies must have a "rigorous" FERC compliance program that extends to all subsidiaries, not just interstate pipelines. Since the enactment of the Energy Policy Act of 2005, granting FERC increased penalty authority for non-compliance, FERC has targeted various issues in the natural gas industry for compliance audits and investigations. In late 2010 FERC issued a revised policy statement on penalty guidelines. These guidelines indentify mitigation measures companies can take to minimize or reduce the risk of a significant FERC compliance penalty.

Risks relating to the notes

The notes are structurally subordinate to indebtedness of our subsidiaries and will be subordinated to the extent of any assets securing that indebtedness.

The notes will rank equally with our other unsecured debt, but will be structurally subordinate to claims of creditors of our subsidiaries to the extent of the assets of those subsidiaries. In the event of bankruptcy, liquidation or similar proceedings involving any of our subsidiaries, the creditors of that subsidiary will generally be entitled to payment of their claims from the assets of that subsidiary before any assets are made available for distribution to us, except that we may also have a claim as a creditor of that subsidiary, in which case our claims would still be subordinated to any security interests or mortgages on the assets of that subsidiary and would be subordinate to any indebtedness of that subsidiary senior to that held by us. The indenture does not contain any financial covenants or otherwise restrict the amount of indebtedness which we or our subsidiaries may incur. At the present time the only debt owed by our subsidiaries is inter-company debt owed to us as the parent.

The notes are unsecured and therefore will be effectively subordinated to any secured indebtedness we may incur to the extent of the value of the assets securing such indebtedness.

In the event of liquidation, dissolution, bankruptcy or similar proceeding involving us, our assets which serve as collateral will be available to satisfy the obligations under any secured indebtedness before any payments are made on the notes. As of September 30, 2011, we had no secured indebtedness.

In addition to our currently outstanding indebtedness, we may be able to borrow substantial additional indebtedness in the future.

We may be able to incur substantial additional indebtedness in the future. If new debt is added to our current debt levels, the related risks that we now face could increase. As of September 30, 2011, on an as adjusted basis after giving effect to the issuance and sale of the notes and the application of the net proceeds therefrom as set forth under "Use of proceeds," there would have been outstanding approximately $460.1 million of total long-term indebtedness.

Our indebtedness, including the indebtedness we may incur in the future, could have important consequences for the holders of the notes, including:

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limiting our ability to satisfy our obligations with respect to the notes;

•
increasing our vulnerability to general adverse economic and industry conditions;

•
limiting our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements;

•
requiring a substantial portion of our cash flow from operations for the payment of principal of, and interest on, our indebtedness and reducing our ability to use our cash flow to fund working capital, capital expenditures and general corporate requirements;

•
limiting our flexibility in planning for, or reacting to, changes in our business and the industry; and

•
putting us at a disadvantage compared to competitors with less indebtedness.

Our business operations may not generate the cash needed to service our indebtedness.

Our ability to make payments on our indebtedness, including these notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to pay our indebtedness, including these notes, or to fund our other liquidity needs.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

The notes are a new issue of securities for which there is no established public market. We do not intend to have the notes listed on a national securities exchange. Therefore, we cannot assure you that an active market for the notes will develop or, if developed, that it will continue. Although the underwriters have informed us that they intend to make a market in the notes after completion of the offering, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. Any such market-making will be subject to the limitations imposed by the Securities Act and the Exchange Act.

We also cannot assure you that the market, if any, for the notes will be free from disruptions that cause price volatility or that any such disruptions may not adversely affect the prices at which you may sell your notes. In addition, the notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

The value of the notes could be substantially affected by various factors.

The value of the notes will depend on many factors, which may change from time to time, including:

•
prevailing interest rates, increases in which may have an adverse effect on the value of the notes;

•
general economic and financial market conditions;

•
our financial condition, performance and prospects as well as Questar's and our competitors' financial condition, performance and prospects;

•
changes in financial estimates or recommendations by securities analysts with respect to us, Questar, our competitors or our industry;

•
changes in our or Questar's credit ratings;

•
actual or anticipated variations in our quarterly operating results;

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adverse market reaction to any securities we may issue or additional debt we incur in the future;

•
speculation in the press or investment community; and

•
the realization of any of the other risk factors included in or incorporated by reference in this prospectus supplement and the accompanying prospectus.

In addition, many of the factors listed above are beyond our control. These factors may cause the market price of the notes to decline, regardless of our financial condition, results of operations, business or prospects. It is impossible to assure investors that the market price of the notes will not fall in the future, and it may be difficult for investors to resell the notes at prices they find attractive, or at all.

Our ability to redeem the notes may adversely affect your return on the notes.

Since the notes are redeemable at our option, we may choose to redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as that of the notes.

Our credit ratings may not reflect all the risks of an investment in the notes.

Our credit ratings are an independent assessment of our ability to pay debt obligations. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. Our credit ratings, however, may not reflect the potential impact of risks related to structural, market or other factors discussed in this prospectus supplement on the value of the notes.

A downgrade in our credit rating could negatively impact our cost of and ability to access capital and the market value of the notes.

Credit rating agencies rate our debt securities on factors that include our operating results, actions that we take, their view of the general outlook for our industry and their view of the general outlook for the economy. We cannot assure you that our credit ratings will not be downgraded in the future. A downgrade in our credit ratings or placement on a watch list for possible future downgrading could negatively impact our cost of capital or our ability to effectively execute aspects of our strategy and could have a material adverse effect on the market value of the notes. If we were to be downgraded, it could be difficult for us to raise debt in the public debt markets and the cost of any new debt could be much higher than our outstanding debt.

As a result of these and other factors, investors who purchase notes in this offering may experience a decrease, which could be substantial, in the value of those notes, including decreases unrelated to our operating performance or prospects.

Use of proceeds

We estimate net proceeds from this offering of approximately $176.0 million, after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds from this offering (i) to repay approximately $145.5 million of inter-company short-term debt owed to Questar outstanding as of November 30, 2011 with an interest rate of 0.35% at such date, consisting of amounts incurred to repay a portion of $100 million of our long-term notes that matured in June 2011 with an interest rate of 7.09% and $80.0 million of our long-term notes that matured in September 2011 with an interest rate of 6.57%, and (ii) for other general corporate purposes, including working capital and capital expenditures.

Capitalization

The following table sets forth our capitalization as of September 30, 2011: (1) on a consolidated unaudited historical basis and (2) on an as adjusted basis to reflect the completion of this offering and the application of the estimated net proceeds thereof as described in "Use of proceeds."

You should read this table in conjunction with our unaudited financial statements, including the notes to such financial statements, set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, which is incorporated herein by reference.

	September 30, 2011
(millions of dollars) (unaudited)	Historical		As adjusted

Debt:
Inter-company short-term debt owed to Questar	$130.3	(1)	$—

Medium term notes 6.45% to 6.48% due 2015 to 2018	30.1		30.1
5.83% notes due 2018	250.0		250.0
4.875% notes offered hereby, due 2041	—		180.0

Total debt	410.4		460.1
Common shareholders' equity	592.8		592.8

Total capitalization	$1,003.2		$1,052.9

(1)   As of November 30, 2011, we had outstanding approximately $145.5 million of inter-company short-term debt owed to Questar.

 Ratio of earnings to fixed charges

The following table sets forth our ratio of earnings to fixed charges for the periods indicated on a consolidated basis.

	Year ended December 31,					Nine months ended September 30,
	2006	2007	2008	2009	2010	2010	2011

Ratio of earnings to fixed charges	3.9	3.1	3.6	3.8	4.4	4.3	4.7

For purposes of this presentation, "earnings" represent income before income taxes adjusted for fixed charges, earnings and distributions of unconsolidated affiliates. "Fixed charges" consist of total interest charges (capitalized and expensed), amortization of debt issuance costs and losses from reacquired debt, and the interest portion of rental expense estimated at 50%.

Description of notes

General

We will issue the notes under an indenture dated as of August 17, 1998, between us and Wells Fargo Bank, N.A. (as successor to First Security Bank, N.A.) as trustee. The following description is only a summary of certain provisions of the indenture. This summary description is not meant to be a complete description of the indenture or the terms of the notes. We urge you to read the indenture because it, and not this description, defines your rights as holders of the notes. We have filed the indenture as an exhibit to the registration statement of which this prospectus supplement forms a part and you may inspect the indenture at the office of the trustee. The following description of the particular terms of the notes supplements the description in the accompanying prospectus of the general terms and provisions of our debt securities. To the extent that the following description of the notes is inconsistent with that general description, the following description replaces that general description in the accompanying prospectus. Terms not otherwise defined below will have the meaning assigned to them in the indenture. When we refer to securities, we refer to all debt securities that we have issued or may issue in the future under the indenture, including the notes.

Ranking

The notes will be unsecured and rank equally with our other unsecured and unsubordinated indebtedness from time to time outstanding and senior in right of payment to our subordinated indebtedness from time to time outstanding. The notes are our obligations exclusively, and are not obligations of our subsidiaries or Questar. The claims of creditors of our subsidiaries will have priority over the claims of holders of these notes with respect to the assets of those subsidiaries. Other than a limitation on liens covenant, the indenture does not contain restrictive covenants which would require us to maintain certain financial ratios or restrict our ability to incur additional indebtedness. The covenants contained in the indenture would not necessarily afford holders of the notes protection if a highly leveraged transaction involving us were to adversely affect holders. In addition to the notes we are offering in this prospectus supplement, the indenture provides for the issuance of additional securities in one or more series, without limitation as to aggregate principal amount.

Denominations, principal, maturity and interest

The notes being offered by this prospectus supplement are initially limited to an aggregate principal amount of $180,000,000 and will mature on December 1, 2041. We may, from time to time, without the consent of the holders of the notes, reopen this series of notes and issue additional notes of the same series having the same terms (except for the issue date, offering and sale prices and, in some cases, the first interest payment date) provided that any additional notes will be fungible with existing notes for U.S. federal income tax purposes. The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. References in this "Description of notes" section to the "notes" include the notes originally issued in accordance with this prospectus supplement and any additional notes subsequently issued under the indenture. The notes will be issued in fully registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Interest at the annual rate for the notes set forth on the cover page of this prospectus supplement is payable semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2012. We will make each interest payment to the persons who are registered holders of the notes at the close of business on the preceding May 15 and November 15, respectively. Interest will be computed on the basis of a 360-day year of twelve months of 30 days each. Interest will accrue from December 6, 2011. If any interest payment date, maturity date or redemption date falls on a day that is not a business day, the payment will be made on the next business day and no interest will accrue for the period from and after such interest payment date, maturity date or redemption date.

Optional redemption

The notes may be redeemed at our option, at any time in whole or from time to time in part, upon not less than 30 nor more than 60 days' notice. If we redeem the notes before June 1, 2041 (the date that is six months prior to the stated maturity date), the notes will be redeemed by us at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30 day months) at the Treasury Rate plus 30 basis points, plus, in each case, accrued and unpaid interest on the notes to the date of redemption (provided that interest payments due on or prior to the redemption date will be paid to the record holders of such notes on the relevant record date). On or after June 1, 2041, the notes may be redeemed at our option at any time in whole or in part at a price equal to 100% of the principal amount of the notes to be redeemed to the date of redemption, plus accrued and unpaid interest to the redemption date.

For the purposes of the notes:

"Treasury Rate" means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

"Comparable Treasury Issue" means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated (on a day count basis) maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the notes.

"Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the trustee after consultation with us.

"Comparable Treasury Price" means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

"Reference Treasury Dealer" means at least four primary U.S. Government securities dealers in The City of New York as we shall select.

"Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day in The City of New York preceding such redemption date.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption. If less than all of the notes are to be redeemed, the trustee will select the notes to be redeemed by such method as the trustee shall deem fair and appropriate.

Mandatory redemption; sinking fund

There is no sinking fund or mandatory redemption obligation applicable to the notes.

Place of payment, Corporate Trust Office, paying agent and registrar

Principal of (and premium, if any) and interest on or any additional amounts with respect to the notes shall be payable at the office of the trustee in Minneapolis, Minnesota. The trustee will be appointed as paying agent for the notes.

No service charge will be made for the registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith. Notes may be surrendered for registration of transfer or exchange at our offices or agencies maintained for such purpose, which shall initially be the Corporate Trust Office of the trustee in Los Angeles, California. In the event that certificated notes are issued or if The Depository Trust Company ("DTC") shall so require, we will be required to appoint a paying agent and security registrar in The City of New York. We may appoint additional paying agents and security registrars and may change any paying agent or security registrar. At our option, payment of interest on certificated notes may be made by check mailed to the addresses of the persons entitled thereto as they appear on the security register.

Events of default

The following are events of default with respect to the notes:

•
failure to pay the principal of, or premium, if any, on any note when due;

•
failure to pay any interest installment, or an additional amount, if any, on any note when due, in each case, continued for 30 days;

•
failure to perform any of our other covenants, continued for 90 days after written notice as provided in the indenture;

•
the occurrence of an event of default in other indebtedness of ours (including securities other than the notes) which results in indebtedness in excess of $50,000,000 principal amount being due and payable prior to maturity, and such acceleration is not rescinded or annulled or such indebtedness is not discharged after written notice as provided in the indenture; and

•
certain events of bankruptcy, insolvency or reorganization as described in the indenture.

If an event of default with respect to notes at the time outstanding shall occur and be continuing, then in every such case, the trustee or the holders of at least 33 1/3% in principal amount of the outstanding notes may declare, by a notice in writing to us, and to the trustee if given by holders, the entire principal amount of all the outstanding notes to be due and payable immediately. At any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding notes, by written notice to us and the trustee, may, in certain circumstances, rescind and annul such declaration.

No holder of any notes will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless such holder previously shall have given to the trustee written notice of a continuing event of default and unless also the holders of at least 25% of the aggregate principal amount of outstanding notes shall have made written request to, and have offered reasonable indemnity upon, the trustee, to institute such proceeding, and the trustee shall not have received direction inconsistent with such request in writing by the holders of a majority in principal amount of outstanding notes and shall have failed to institute such proceeding within 60 days. However, the rights of any holder of any notes to enforce the payment of principal, premium, if any, and interest due on such notes on or after the dates expressed in such notes may not be impaired or affected.

We must furnish the trustee within 120 days after the end of each fiscal year a statement signed by one of certain of our officers stating that a review of our activities during that year and our performance under the indenture and the terms of the notes has been made, and, to the best of the knowledge of the signatory, based on such review, we have complied with all conditions and covenants of the indenture, or, if we are in default, specifying the default.

Book-entry system

The notes will be issued in the form of a single global security and will be deposited with the trustee as custodian for DTC on behalf of DTC and for so long as DTC or its nominee is the registered owner of the notes, DTC or its nominee, as the case may be, will be considered the sole holder of the notes for all purposes under the indenture. For a further description of DTC and its procedures, see "Description of Debt Securities—Book Entry System" in the accompanying prospectus.

Clearstream.    Clearstream Banking S.A. ("Clearstream") is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by DTC for Clearstream.

Euroclear.    The Euroclear System ("Euroclear") was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank S.A./ N.V. (the "Euroclear Operator"), under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is regulated by the Belgian Banking, Finance and Insurance Commission.

Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the notes sold outside of the United States and cross-market transfers of the notes associated with secondary market trading.

We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience. Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time. None of us, the underwriters or the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC. When notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive notes against payment. After settlement, Clearstream or Euroclear will credit its participant's account. Credit for the notes will appear on the next day (European time).

Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending notes to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to a DTC seller on the settlement date. As a result, to a DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

When a Clearstream or Euroclear participant wishes to transfer notes to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer these notes against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back valued to the value date, which would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear participant's account will instead be valued as of the actual settlement date.

You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States.

Certain United States federal
income tax consequences

The following discussion is a summary of certain United States federal income tax consequences relevant to the purchase, ownership and disposition of the notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), United States Treasury Regulations issued thereunder, Internal Revenue Service ("IRS") rulings and pronouncements, and judicial decisions, all as of the date hereof and all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.

This discussion does not address all of the United States federal income tax consequences that may be relevant to a holder in light of such holder's particular circumstances or to holders subject to special rules, including, without limitation:

•
banks, insurance companies and other financial institutions;

•
regulated investment companies and real estate investment trusts;

•
United States expatriates and certain former citizens or long-term residents of the United States;

•
holders subject to the alternative minimum tax;

•
dealers in securities or currencies;

•
traders in securities;

•
partnerships, S corporations or other pass-through entities;

•
U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•
tax-exempt organizations;

•
persons holding the notes as part of a "straddle," "conversion transaction" or other risk reduction transaction; and

•
persons deemed to sell the notes under the constructive sale provisions of the Code.

In addition, this discussion is limited to persons purchasing the notes for cash at original issue and at their original "issue price" within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the notes are sold to the public for cash). Moreover, the effects of other United States federal tax laws (such as estate and gift tax laws) and any applicable state, local or foreign tax laws are not discussed. The discussion deals only with notes held as "capital assets" within the meaning of Section 1221 of the Code.

If a partnership or other entity taxable as a partnership holds the notes, the tax treatment of the partners in the partnership generally will depend on the status of the particular partner in question and the activities of the partnership. Such partners should consult their tax advisors as to the specific tax consequences to them of holding the notes indirectly through ownership of their partnership interests.

YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

U.S. Holders

The following is a summary of the material United States federal income tax consequences that will apply to you if you are a "U.S. Holder" of the notes. As used herein, "U.S. Holder" means a beneficial owner of the notes who is for United States federal income tax purposes:

•
an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the "substantial presence" test under Section 7701(b) of the Code;

•
a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate, the income of which is subject to United States federal income tax regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a United States court and the control of one or more United States persons, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

Payments of interest

Stated interest on the notes generally will be taxable to a U.S. Holder as ordinary income at the time that such interest is received or accrued, in accordance with such U.S. Holder's method of tax accounting for United States federal income tax purposes.

Additional payments

In certain circumstances (see "Description of notes—Optional redemption"), we may be obligated to make payments in excess of stated interest and the principal amount of the notes. We intend to take the position that the notes should not be treated as contingent payment debt instruments because of these additional payments. This position is based in part on assumptions regarding the likelihood, as of the date of issuance of the notes, that such additional payments will have to be paid. Assuming such position is respected, any amounts paid to a U.S. Holder pursuant to any such redemption or repurchase, as applicable, would be taxable as described below in "—U.S. Holders—Sale or other taxable disposition of notes." Our position is binding on a U.S. Holder unless such holder discloses its contrary position in the manner required by applicable Treasury Regulations. The IRS, however, may take a position contrary to our position, which could affect the timing and character of a U.S. Holder's income and the timing of our deductions with respect to the notes. U.S. Holders are urged to consult their tax advisors regarding the potential application of the contingent payment debt instrument rules to the notes and the consequences thereof. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

Sale or other taxable disposition of notes

A U.S. Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note equal to the difference between the amount realized upon the disposition (less a portion allocable to any accrued and unpaid interest, which will be taxable as interest) and the U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will be equal to the amount that the U.S. Holder paid for the note. Any gain or loss will be a capital gain or loss, and will be a long-term capital gain or loss if the U.S. Holder has held the note for more than one year. Otherwise, such gain or loss will be a short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be subject to a reduced rate. The deductibility of capital losses is subject to limitations.

Information reporting and backup withholding

A U.S. Holder may be subject to information reporting and backup withholding when such holder receives interest and principal payments on the notes or proceeds upon the sale or other disposition of such notes (including a redemption or retirement of the notes). Certain holders are generally not subject to information reporting or backup withholding. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

•
fails to furnish the holder's taxpayer identification number ("TIN"), which, for an individual, is ordinarily his or her social security number;

•
furnishes an incorrect TIN;

•
is notified by the IRS that the holder has failed properly to report payments of interest or dividends; or

•
fails to certify, under penalties of perjury, that the holder has furnished a correct TIN and that the IRS has not notified the holder that the holder is subject to backup withholding.

U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax, and taxpayers may use amounts withheld as a credit against their United States federal income tax liability or may claim a refund if they timely provide certain information to the IRS.

Non-U.S. Holders

The following is a summary of certain material United States federal income tax consequences that will apply to you if you are a "Non-U.S. Holder" of the notes. A "Non-U.S. Holder" is a beneficial owner of the notes who is an individual, corporation, estate or trust and is not a U.S. Holder. Special rules may apply to Non-U.S. Holders that are subject to special treatment under the Code, including controlled foreign corporations, passive foreign investment companies, U.S. expatriates, and non-U.S. persons eligible for benefits under an applicable income tax treaty with the United States. Such Non-U.S. Holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Payments of interest

Interest paid on a note to a Non-U.S. Holder that is not effectively connected with the Non-U.S. Holder's conduct of a U.S. trade or business generally will not be subject to United States federal withholding tax of 30% (or, if applicable, a lower treaty rate) provided that:

•
such holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock;

•
such holder is not a controlled foreign corporation that is related to us through actual or constructive stock ownership and is not a bank that received such note on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•
either (1) the Non-U.S. Holder certifies in a statement provided to us or the paying agent, under penalties of perjury, that it is not a "United States person" within the meaning of the Code and provides its name and address, (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the note on behalf of the Non-U.S. Holder certifies to us or the paying agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder a statement, under penalties of perjury, that such holder is not a United States person and provides us or the paying agent with a copy of such statement or (3) the Non-U.S. Holder holds its note directly through a "qualified intermediary" and certain conditions are satisfied.

Even if the above conditions are not met, a Non-U.S. Holder generally will be entitled to a reduction in or an exemption from withholding tax on interest if the Non-U.S. Holder provides us or our agent with a properly executed (1) IRS Form W-8BEN claiming an exemption from or reduction of the withholding tax under the benefit of a tax treaty between the United States and the Non-U.S. Holder's country of residence, or (2) IRS Form W-8ECI stating that interest paid on a note is not subject to withholding tax because it is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States.

If interest paid to a Non-U.S. Holder is effectively connected with the Non-U.S. Holder's conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a U.S. permanent establishment to which such interest is attributable), then, although exempt from U.S. federal withholding tax (provided the Non-U.S. Holder provides appropriate certification), the Non-U.S. Holder generally will be subject to U.S. federal income tax on such interest in the same manner as if such Non-U.S. Holder were a U.S. Holder. In addition, if the Non-U.S. Holder is a foreign corporation, such interest may be subject to a branch profits tax at a rate of 30% or lower applicable treaty rate.

Sale or other taxable disposition of notes

Any gain realized by a Non-U.S. Holder on the sale, exchange, retirement, redemption or other disposition of a note generally will not be subject to U.S. federal income tax (other than any amount allocable to accrued and unpaid interest, which generally will be taxable as interest and may be subject to the rules discussed above in "—Payments of interest") unless:

•
the gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a U.S. permanent establishment to which such gain is attributable); or

•
the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition, and certain conditions are met.

A Non-U.S. Holder described in the first bullet point above will be required to pay U.S. federal income tax on the net gain derived from the sale generally in the same manner as if such Non-U.S. Holder were a U.S. Holder, and if such Non-U.S. Holder is a foreign corporation, it may also be required to pay an additional branch profits tax at a 30% rate (or a lower rate if so specified by an applicable income tax treaty). A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or, if applicable, a lower treaty rate) on the gain derived from the sale, which may be offset by certain U.S. source capital losses, even though the Non-U.S. Holder is not considered a resident of the United States.

In certain circumstances (see "U.S. Holders—Additional payments"), we may be obligated to pay amounts in excess of stated interest and principal on the notes. Such payments would be treated as additional amounts paid for the notes and subject to the rules discussed above.

Information reporting and backup withholding

A Non-U.S. Holder generally will not be subject to backup withholding and information reporting with respect to payments that we make to the Non-U.S. Holder, provided that we do not have actual knowledge or reason to know that such holder is a "United States person," within the meaning of the Code, and the holder has given us the statement described above under "Non-U.S. Holders—Payments of interest." In addition, a Non-U.S. Holder will not be subject to backup withholding or information reporting with respect to the proceeds of the sale or other disposition of a note (including a retirement or redemption of a note) within the United States or conducted through certain U.S.-related brokers, if the payor receives the statement described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. However, we may be required to report annually to the IRS and to the Non-U.S. Holder the amount of, and the tax withheld with respect to, any interest paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

A Non-U.S. Holder generally will be entitled to credit any amounts withheld under the backup withholding rules against the holder's United States federal income tax liability or may claim a refund provided that the required information is furnished to the IRS in a timely manner.

Underwriting

Subject to the terms and conditions contained in an underwriting agreement among us and the underwriters for whom J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as representatives, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of the notes listed opposite its name in the table below.

Underwriter	Principal amount

J.P. Morgan Securities LLC	$54,000,000
Wells Fargo Securities, LLC	$45,000,000
Barclays Capital Inc.	$27,000,000
Deutsche Bank Securities Inc.	$13,500,000
Mitsubishi UFJ Securities (USA), Inc.	$13,500,000
RBS Securities Inc.	$13,500,000
U.S. Bancorp Investments, Inc.	$13,500,000

Total	$180,000,000

The underwriters have agreed to purchase all of the notes sold pursuant to the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers' certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters have advised us that they propose initially to offer the notes to the public at the public offering price on the cover page of this prospectus supplement, and may offer the notes to dealers at that price less a concession not in excess of 0.500% of the principal amount of the notes. The underwriters may allow, and the dealers may re-allow, a discount not in excess of 0.250% of the principal amount of the notes to other dealers. After the initial public offering, the offering price and other selling terms may be changed.

We estimate that our share of the total expenses of this offering, not including the underwriting discount, will be approximately $0.5 million.

The following table shows the underwriting discount that we will pay to the underwriters in connection with this offering, expressed as a percentage of the principal amount of the notes and in total:

	Per note	Total

Underwriting discount	0.875%	$1,575,000

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

We have agreed, with exceptions, not to sell or transfer any debt securities, other than securities representing commercial bank debts, inter-company debt or commercial paper debt, for 30 days after the date of this prospectus supplement without first obtaining the written consent of the representatives. Specifically we have agreed not to directly or indirectly:

•
issue, sell, offer, pledge, or contract to sell any debt securities;
•
grant any option, right or warrant for the sale of any debt securities; or
•
lend or otherwise transfer or dispose of any debt securities.

This lockup provision applies to debt securities and to any securities convertible into, or exercisable or exchangeable for, debt securities.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for quotation of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market price of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of the notes. If the underwriters create a short position in the notes in connection with the offering, i.e., if they sell more notes than are on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing notes in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Each underwriter has represented and agreed that:

(a)   in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

  (i)    to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (ii)   to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters for any such offer; or

  (iii)  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

(b)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended ("FSMA")) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of FSMA does not apply to us; and

(c)    it has complied with and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

The underwriters and certain of their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

 Legal matters

Latham & Watkins LLP, Houston, Texas, will pass upon the validity of the notes offered hereby for Questar Pipeline. Certain matters will be passed upon for the underwriters by Sidley Austin LLP, San Francisco, California.

Experts

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2010 (including the schedule appearing therein) have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

$250,000,000

Questar Pipeline Company
(A subsidiary of Questar Corporation)

Debt Securities

        We may offer, issue and sell debt securities from time to time at an aggregate initial offering price which will not exceed $250,000,000. We will determine when we sell securities, the amounts of securities we will sell and the prices and other terms on which we will sell them.

        We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

        We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see "Plan of Distribution" in this prospectus.

        Investing in our securities involves certain risks. Please read carefully the section entitled "Risk Factors" beginning on page 5 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 27, 2011.

ABOUT THIS PROSPECTUS

        Unless otherwise stated or the context otherwise requires, references in this prospectus to "Questar Pipeline," "we," "our," or "us" refer to Questar Pipeline Company, and its subsidiaries, while references to "Questar" refer to Questar Corporation, our parent company.

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a "shelf" registration process. Under this shelf registration process, we may, from time to time, sell debt securities, as described in this prospectus, in one or more offerings up to a total dollar amount of $250,000,000 or the equivalent thereof on the date of issuance in one or more foreign currencies, foreign currency units or composite currencies. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus we may provide you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        You should assume that the information in this prospectus and any prospectus supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

 WHERE YOU CAN FIND MORE INFORMATION

        We file reports and other information with the SEC (File No. 000-14147). These reports and other information can be read and copied at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us.

        We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information that is included in the registration statement and the accompanying exhibits and schedules. You will find additional information about us in the registration statement and the accompanying exhibits and schedules. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus information that we file with them. This permits us to disclose important information to you by referring you to documents filed with the SEC. Any information incorporated by reference is considered part of this prospectus, and any information filed by us with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference (excluding information deemed to be furnished and not filed with the SEC) the following documents which we have filed with the SEC:

Filing	Period
Annual Report on Form 10-K	Year ended December 31, 2010
Quarterly Report on Form 10-Q	Quarter ended March 31, 2011

        In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of the initial registration statement and prior to effectiveness of the registration statement as well as subsequent to the effectiveness of the registration statement and until we file a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of filing of such documents with the SEC (other than any portions of any such documents that are not deemed "filed" under the Exchange Act in accordance with the Exchange Act and applicable SEC rules). Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may request a copy of our filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at Questar Pipeline Company, 180 East 100 South Street, P.O. Box 45360, Salt Lake City, Utah 84145-0360 (telephone number (801) 324-5173).

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the accompanying prospectus supplement, together with any information we incorporate by reference, may contain information that includes or is based upon "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act. Forward-looking statements give expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "may," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

        Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining our actual future results. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance, and there are no guarantees about the performance of any securities offered by this prospectus. Actual results could differ materially from those expressed or implied in the forward-looking statements. Among factors that could cause actual results to differ materially are:

  •
  the risk factors discussed in this prospectus or listed from time to time in prospectus supplements or any document we incorporate by reference;

  •
  changes in general economic conditions, including the performance of financial markets and interest rate changes;

  •
  changes in industry trends;

  •
  changes in laws or regulations; and

  •
  other factors, most of which are beyond our control.

        We do not undertake any obligation to publicly correct or update any forward-looking statement if we later become aware that it is not likely to be achieved. You are advised, however, to consult any further disclosures we make on related subjects in reports filed with the SEC.

QUESTAR PIPELINE COMPANY

The Company

        Questar Pipeline provides natural gas-transportation and underground storage services in Utah, Wyoming and Colorado. We also provide gas processing, gas treatment and other energy services. As a "natural gas company" under the Natural Gas Act of 1938, we and certain subsidiary pipeline companies are regulated by the Federal Energy Regulatory Commission ("FERC") as to rates and charges for storage and transportation of natural gas in interstate commerce, construction of new facilities, and extensions or abandonments of service and facilities, accounting and other activities.

        At March 31, 2011, we and our subsidiaries owned 2,611 miles of interstate pipeline with total firm capacity commitments of 4,954 Mdth per day. Our core-transportation system is strategically located near large reserves of natural gas in six major Rocky Mountain producing areas. We transport natural gas from these producing areas to other major pipeline systems and to the distribution system of our affiliate, Questar Gas Company ("Questar Gas"). In addition to this core system, we, through wholly-owned subsidiaries, own and operate the Overthrust Pipeline in southwestern Wyoming and the eastern segment of the Southern Trails Pipeline, a 487-mile line that extends from the Blanco hub in the San Juan Basin to just inside the California state line. An additional 96 miles of Southern Trails Pipeline in California is not in service. We also own 50% of the White River Hub in western Colorado. These facilities connect with six interstate pipeline systems and a major processing plant near Meeker, Colorado.

        We own and operate the Clay Basin storage facility, the largest underground-storage reservoir in the Rocky Mountain region. This facility is 100% subscribed under long-term contracts. Through a subsidiary, we also own gathering lines and processing facilities near Price, Utah, which provide gas-processing services for ourselves and third parties.

        Questar Gas remains our largest transportation customer. During the 12 months ended March 31, 2011, we transported 111.1 MMdth for Questar Gas, compared to 112.5 MMdth during the 12 months ended March 31, 2010. Questar Gas has reserved firm-transportation capacity of 901 Mdth per day under long-term contracts. Our primary transportation agreement with Questar Gas will expire on June 30, 2017.

        Certain industry specific terms used in this prospectus are defined in the "Glossary of Commonly Used Terms" on page 20 hereof.

Principal Executive Offices

        Our principal executive offices are located at 180 East 100 South Street, P.O. Box 45360, Salt Lake City, Utah 84145-0360 and our telephone number is (801) 324-5173.

 RISK FACTORS

        Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors contained in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and the other documents or information contained or incorporated by reference into this prospectus, and the risk factors and other information contained in the applicable prospectus supplement, before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section above entitled "Special Note Regarding Forward-Looking Statements."

USE OF PROCEEDS

        Unless otherwise set forth in a prospectus supplement, we plan to use the net proceeds from the sale of the securities by this prospectus to repay maturing debt as well as for general corporate purposes, including working capital and capital expenditures.

RATIO OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges for the periods indicated is stated below. For purposes of this presentation, "earnings" represent income before income taxes adjusted for fixed charges, earnings and distributions of unconsolidated affiliates. "Fixed charges" consist of total interest charges (expensed and capitalized), amortization of debt issuance costs and losses from reacquired debt, and the interest portion of rental expense estimated at 50%.

	Three Months Ended March 31,		Year Ended December 31,
	2011	2010	2010	2009	2008	2007	2006
	(unaudited)
Ratio of Earnings to Fixed Charges	4.0	4.4	4.4	3.8	3.6	3.4	3.9

DESCRIPTION OF DEBT SECURITIES

General

        The debt securities that we may sell from time to time will be issued under an indenture dated as of August 17, 1998, between us and Wells Fargo Bank, N.A. (as successor to First Security Bank, N.A.) as trustee. The following description is only a summary of the material provisions of the indenture. This summary description is not meant to be a complete description of the debt securities. However, this prospectus, any accompanying prospectus supplement and any free writing prospectus will contain the material terms of the securities being offered. We have filed the indenture as an exhibit to the registration statement of which this prospectus forms a part and you may inspect it at the office of the trustee. When we refer to securities, we refer to all debt securities that we have issued or may issue in the future under the indenture. All of our debt securities of one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional debt securities without the consent of the holders of the debt securities of that series. All capitalized terms used, but not defined, in this section shall have the meanings set forth in the indenture.

        Each prospectus supplement or free writing prospectus will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following, among others:

  •
  the title of such debt securities;

  •
  any limit on the aggregate principal amount of such debt securities;

  •
  the price or prices at which we will sell such debt securities;

  •
  the maturity date or dates, or method, if any, by which such dates shall be determined, on which the principal (and premium, if any) of such debt securities is payable;

  •
  the rate or rates at which such debt securities shall bear interest, if any, or the method, if any, by which such rate or rates are to be determined, the date or dates from which such interest shall accrue, or the method, if any, by which such date or dates shall be determined, the interest payment dates, if any, on which such interest shall be payable and the record date, if any, for the interest payable on any interest payment date, whether and under what circumstances additional amounts on such debt securities or any of them shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

  •
  the person to whom any interest on such debt securities shall be payable if other than the person in whose name that security is registered at the close of business on the record date for such interest (and the manner in which it will be payable);

  •
  if in addition to or other than in Salt Lake City, Utah, the place or places where the principal of (and premium, if any) and interest on or any additional amounts with respect to such debt securities shall be payable;

  •
  whether any of such debt securities are to be redeemable at our option and, if so, the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which such debt securities may be redeemed, in whole or in part, at our option;

  •
  our obligation, if any, or option to redeem or purchase such debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such debt securities so redeemed or purchased;

  •
  the denominations in which any of such debt securities shall be issuable;

  •
  the currency of denomination of such debt securities and the currency or currencies in which payment of the principal of (and premium, if any) and interest on or any additional amounts with respect to such debt securities will be made;

  •
  any deletions from, modifications of or additions to the events of default or covenants set forth in the indenture pertaining to such debt securities;

  •
  whether such debt securities of such series shall be issued in whole or in part in global form, including book-entry securities, and the depositary for such global securities, and the name of the depositary with respect to any global security;

  •
  the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to such debt securities; and

  •
  any other terms of such debt securities (which terms shall not be inconsistent with the provisions of the indenture).

        If any particular terms of our debt securities, described in the prospectus supplement or any free writing prospectus, differ from any of the terms described in this prospectus, then those terms as set forth in the relevant prospectus supplement or free writing prospectus will control.

        Unless otherwise specified in the applicable prospectus supplement, debt securities will not be listed on any securities exchange.

        Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

        Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. Debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Ranking

        The indenture provides for the issuance of securities in one or more series, without limitation as to aggregate principal amount and without the consent of the holders of any existing series of debt securities issued under the indenture. The claims of creditors of our subsidiaries will have priority over the claims of holders of the debt securities. The debt securities will be our unsecured obligations and will rank equally with our other unsecured and unsubordinated indebtedness from time to time outstanding. The debt securities will be unsecured and, accordingly, the holders of any secured indebtedness we may incur will have a prior claim to the extent of the value of assets securing such indebtedness.

Book Entry System

        Unless an accompanying prospectus supplement states otherwise, the debt securities will be issued in the form of a single global security. The debt securities will be deposited with the trustee as custodian for The Depository Trust Company ("DTC") on behalf of DTC and for so long as DTC or its nominee is the registered owner of the debt securities, DTC or its nominee, as the case may be, will be considered the sole holder of the debt securities for all purposes under the indenture. Except as set forth below, a security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC. We anticipate that the following provisions will apply to all depositary arrangements for debt securities represented by a registered global security.

        Upon our issuance of the debt securities, DTC or its nominee will credit the accounts of persons holding through it on its book entry registration and transfer system with the respective principal amounts of the debt securities represented by the global security. The accounts to be credited will be designated by the applicable underwriters of such debt securities. Ownership of beneficial interests in the global security will be limited to persons who have accounts with DTC, called participants, or persons that hold interests through participants. Ownership of beneficial interests by participants in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee for the global security. Ownership of beneficial interest in a global security by persons that hold interests through participants will be shown on, and the transfer of ownership will be effected only through, records maintained by such participant. The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interest in a global security.

        Except as provided below, owners of beneficial interests in debt securities represented by a global security will not be entitled to have debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in definitive form, known as certificated debt securities, and will not be considered the owners or holders of such debt securities under the indenture.

        Debt securities represented by a global security will be exchangeable for certificated debt securities only if:

  •
  DTC or its nominee notifies us that it is unwilling or unable to continue as depositary for the global security or we become aware that DTC has ceased to be a clearing agency registered under the Exchange Act and we have not appointed a successor depositary within 90 days after we receive such notice or become aware of such ineligibility; or

  •
  we, in our sole discretion, determine to discontinue use of the system of book entry transfer and to exchange the global security for certificated debt securities.

        Upon any such exchange, the certificated debt securities will be registered in the names that DTC or its nominee holding the global security may direct.

        We will make principal, premium and interest payments on the global security to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the debt securities represented thereby for all purposes under the indenture. DTC's practice is to credit participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. We expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium and interest to DTC is our responsibility and that of the trustee, disbursement of such payments to participants is the responsibility of DTC, and disbursement of such payments to the owners of beneficial interests in a global security held through such participants is the responsibility of such participants. Neither we, the trustee, the Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global security representing any debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        The debt securities will be issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book entry changes in participants' accounts, thus eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which are owners of DTC. Access to DTC's system is also available to others, known as indirect participants, such as securities brokers and dealers, banks and trust companies that clear through or maintain a direct or indirect custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Purchases of debt securities under DTC's system must be made by or through direct participants, which will receive a credit for such debt securities on DTC's records. The ownership interest of each actual purchaser, or beneficial owner, of each debt security represented by a global security is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owner entered into the transaction. Transfer of ownership interests in the global security are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners of the global security will not receive certificated debt securities representing their ownership interests in the global security, except in the limited circumstances described above.

        To facilitate subsequent transfers, the global security deposited with, or on behalf of, DTC is registered in the name of DTC's nominee, Cede & Co. The deposit of the global security with, or on behalf of, DTC and its registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global security; DTC's records reflect only the identity of the direct participants to whose accounts debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Neither DTC nor Cede & Co. will consent or vote with respect to the debt securities. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose account the debt securities are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

        If applicable, redemption notices will be sent to Cede & Co. If less than all of the debt securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

        No service charge will be made for the registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith. Debt securities may be surrendered for registration of transfer or exchange at our offices or agencies maintained for such purpose, which shall initially be the Corporate Trust Office of the trustee in Salt Lake City, Utah. In the event that certificated debt securities are issued or if DTC shall so require, we will be required to appoint a paying agent and security registrar in The City of New York. We may appoint additional paying agents and security registrars and may change any paying agent or security registrar, subject to our obligation under the indenture to maintain a paying agent and security registrar in Salt Lake City, Utah. At our option, payment of interest on certificated debt securities may be made by check mailed to the addresses of the persons entitled thereto as they appear on the security register.

Restrictive Covenant

        Certain Definitions.    For the purpose of the covenant included in the indenture, the following terms generally shall have the meanings provided below.

        "Attributable Debt" means, as of the date of determination, the present value of net rent for the remaining term of a capital lease, determined in accordance with generally accepted accounting principles in the United States ("GAAP"), which is part of a Sale and Leaseback Transaction, including any periods for which the lessee has the right to renew or extend the lease. For purposes of the foregoing, "net rent" means the sum of capitalized rental payments required to be paid by the lessee, other than amounts required to be paid by the lessee for maintenance, repairs, insurance, taxes, assessments, energy, fuel, utilities and similar charges. In the case of a capital lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered to be required to be paid under such lease subsequent to the first date upon which it may be so terminated.

        "Consolidated Capitalization" means, without duplication, the sum of:

  •
  the principal amount of our Consolidated Funded Debt and that of our subsidiaries at the time outstanding,

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  the total capital represented by our capital stock and that of our subsidiaries at the time outstanding based, in the case of stock having par value, upon its par value, and in the case of stock having no par value, upon the value stated on our books,

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  the total amount of (or less the amount of any deficit in) our retained earnings and paid-in capital and that of our subsidiaries,

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  reserves for deferred federal and state income taxes arising from timing differences, and

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  Attributable Debt, all as shown on our consolidated balance sheet, prepared in accordance with GAAP; provided that in determining our consolidated retained earnings and paid-in capital, no effect shall be given to any unrealized write up or write down in the value of assets or any amortization thereof, except for accumulated provisions for depreciation, depletion, amortization and property retirement which shall have been created by charges made by us or any of our subsidiaries on our or their books.

        "Consolidated Funded Debt" means our Funded Debt and that of our subsidiaries, consolidated in accordance with GAAP.

        "Funded Debt" means all Indebtedness that will mature, pursuant to a mandatory sinking fund or prepayment provision or otherwise, and all installments of Indebtedness that will fall due, more than one year from the date of determination. In calculating the maturity of any Indebtedness, there shall be included the term of any unexercised right of the debtor to renew or extend such Indebtedness existing at the time of determination.

        "Indebtedness" means all items of indebtedness for borrowed money (other than unamortized debt discount and premium) which would be included in determining total liabilities as shown on the liability side of a balance sheet prepared in accordance with GAAP as of the date as of which Indebtedness is to be determined, and shall include indebtedness for borrowed money (other than unamortized debt discount and premium) with respect to which we or any subsidiary of ours customarily pays interest secured by any mortgage, pledge or other lien or encumbrance of or upon, or any security interest in, any properties or assets owned by us or any subsidiary of ours, whether or not the Indebtedness secured thereby shall have been assumed, and shall also include guarantees of Indebtedness of others; provided that in determining our Indebtedness or that of any of our subsidiaries, there shall be included the aggregate liquidation preference of all outstanding securities of any subsidiary senior to its common stock that are not owned by us or a subsidiary of ours; and provided, further, that Indebtedness of any person shall not include the following:

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  any indebtedness evidence of which is held in treasury (but the subsequent resale of such indebtedness shall be deemed to constitute the creation thereof); or

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  any particular indebtedness if, upon or prior to the maturity thereof, there shall have been deposited with a depository (or set aside and segregated, if permitted by the instrument creating such indebtedness), in trust, money (or evidence of such indebtedness as permitted by the instrument creating such indebtedness) in the necessary amount to pay, redeem or satisfy such indebtedness; or

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  any indebtedness incurred to finance oil, natural gas, hydrocarbon, inert gas or other mineral exploration or development to the extent that the issuer thereof has outstanding advances to finance oil, natural gas, hydrocarbon, inert gas or other mineral exploration or development, but only to the extent such advances are not in default; or

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  any indebtedness incurred without recourse to us or any of our subsidiaries; or

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  any indebtedness incurred to finance advance payments for gas (pursuant to take-or-pay provisions or otherwise), but only to the extent that such advance payments are pursuant to gas purchase contracts entered into in the normal course of business; or

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  any amount (whether or not included in determining total liabilities as shown on the liability side of a balance sheet prepared in accordance with GAAP) representing capitalized rent under any lease; or

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  any indirect guarantees or other contingent obligations in respect of indebtedness of other persons, including agreements, contingent or otherwise, with such other persons or with third parties with respect to, or to permit or assure the payment of, obligations of such other persons, including, without limitation, agreements to purchase or repurchase obligations of such other persons, to advance or supply funds to, or to invest in, such other persons, or to pay for property, products or services of such other persons (whether or not conveyed, delivered or rendered); demand charge contracts, through-put, take-or-pay, keep-well, make-whole or maintenance of working capital or similar agreements; or guarantees with respect to rental or similar periodic payments to be made by such other persons.

        "Sale and Leaseback Transaction" means an arrangement in which we or one of our subsidiaries sells any of our or their property which was placed into service more than 120 days prior to such sale to a person and leases it back from that person within 180 days of the sale.

        Limitation on Liens.    Subject to certain exceptions, we will not, and will not permit any subsidiary to, create, assume or suffer to exist, otherwise than in favor of us or a subsidiary, any mortgage, pledge, lien, encumbrance or security interest (collectively, "Liens") upon any of our properties or assets or upon any income or profits therefrom unless the debt securities shall be equally and ratably secured. This prohibition will not apply to:

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  Liens existing as of the date of the indenture;

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  any purchase money mortgage or Lien created to secure all or part of the purchase price of any property (or to secure a loan made to us or any subsidiary to enable us or it to acquire such property), provided that such Lien shall extend only to the property so acquired, improvements thereon, replacements thereof and the income or profits therefrom;

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  Liens on any property at the time of the acquisition thereof, whether or not assumed by us or a subsidiary; provided that such Lien shall extend only to the property so acquired, improvements thereon, replacements thereof and income or profits therefrom;

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  Liens on any property or any contract for the sale of any product or service, or any rights thereunder or any proceeds therefrom, acquired or constructed by us or a subsidiary and created within one year after the later of: (i) the completion of such acquisition or construction or (ii) the commencement of operation of the property, provided that such Lien shall extend only to the property so acquired or constructed, improvements thereon, replacements thereof and income or profits therefrom;

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  Liens on the property or assets of subsidiaries outstanding at the time they become subsidiaries;

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  Liens created or assumed by us or a subsidiary on coal, geothermal, oil, natural gas, inert gas, other hydrocarbon or mineral properties owned or leased by us or a subsidiary to secure loans to us or a subsidiary, for the purpose of developing such properties;

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  Liens on any investment (as defined in the indenture) of ours or that of a subsidiary of ours in any person other than a subsidiary or on any security representing any investment of ours or a subsidiary of ours;

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  any Lien not otherwise permitted by the indenture, provided that after giving effect to such Lien the sum of all indebtedness of us and our subsidiaries secured by Liens not otherwise permitted by the indenture and all Attributable Debt of us and our subsidiaries (to the extent not included in indebtedness secured by Liens not otherwise permitted) does not exceed 10% of Consolidated Capitalization;

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  any refunding or extension of maturity, in whole or in part, of any obligation or indebtedness secured by certain permitted Liens, provided that the principal amount of the obligation or indebtedness secured by such refunding or extension shall not exceed the principal amount of the obligation or indebtedness then outstanding and shall be limited in lien to the same or substituted property and after acquired property that secured the refunded or extended obligation or indebtedness;

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  Liens upon any office equipment, data processing equipment or any motor vehicles, tractors or trailers;

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  Liens of or upon or in current assets of ours or a subsidiary of ours created or assumed to secure indebtedness incurred in the ordinary course of business;

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  any Lien which is payable, both with respect to principal and interest, solely out of the proceeds of natural gas, oil, coal, geothermal resources, inert gas, hydrocarbons or minerals to be produced from the property subject thereto and to be sold or delivered by us or a subsidiary of ours;

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  Liens to secure indebtedness incurred to finance advances made by us or any subsidiary of ours to any third party for the purpose of financing oil, natural gas, hydrocarbon, inert gas or other mineral exploration or development, provided that such Liens shall extend only to our receivables or that of such subsidiary in respect of such advances;

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  any rights reserved in others to take or reserve any part of the natural gas, oil, coal, geothermal resources, inert gas, other hydrocarbons or minerals produced at any time on any property of ours or a subsidiary of ours; and

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  Liens which secure indebtedness of a subsidiary of ours.

        Also excepted from the general prohibition are various other liens, such as mechanics' or materialmen's liens, certain governmental liens, leases, certain judgment liens, and certain liens arising in connection with leases, easements and rights of way.

        Unless an accompanying prospectus supplement or free writing prospectus states otherwise, the above restrictive covenant shall apply to each series of debt securities.

Consolidation, Merger and Sale of Assets

        Nothing contained in the indenture or in any of the debt securities will prevent any consolidation or merger of us with or into any other person (whether or not affiliated with us), or successive consolidations or mergers in which we or our successor shall be a party, or will prevent any conveyance, transfer or lease of our property as an entirety or substantially as an entirety, to any other person (whether or not affiliated with us); provided, however, that:

  •
  in case of such a transaction, the entity formed by such consolidation or into which we are merged, or the person which acquires or leases our properties and assets substantially as an entirety shall be a corporation, association, company or business trust organized under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest on all the debt securities and the performance of every other covenant of the indenture;

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  immediately after giving effect to such transaction, no event which, after notice or lapse of time, would become an event of default, shall have occurred and be continuing; and

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  each of us and the successor person shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such transaction complies with the requirements in the previous two bullets, and that all conditions precedent relating to such transaction have been complied with.

Events of Default

        Unless an accompanying prospectus supplement or free writing prospectus states otherwise, the following are events of default with respect to the debt securities:

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  failure to pay the principal of, or premium, if any, on any debt security when due;

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  failure to pay any interest installment, or an additional amount, if any, on any debt security when due, in each case, continued for 30 days;

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  default in the deposit of any sinking fund payment, when and as due by the terms of a debt security, continued for 30 days;

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  failure to perform any of our other covenants, continued for 90 days after written notice as provided in the indenture;

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  the occurrence of an event of default in other indebtedness of ours (including securities other than the debt securities) which results in indebtedness in excess of $10,000,000 principal amount being due and payable prior to maturity, and such acceleration is not rescinded or annulled or such indebtedness is not discharged after written notice as provided in the indenture; and

  •
  certain events of bankruptcy, insolvency or reorganization as described in the indenture.

        If an event of default with respect to debt securities of any series at the time outstanding shall occur and be continuing, then in every such case, the trustee or the holders of at least 33 1/3% in principal amount of the outstanding debt securities of such series may declare, by a notice in writing to us, and to the trustee if given by holders, the entire principal amount of all the outstanding debt securities of such series to be due and payable immediately. At any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of such series, by written notice to us and the trustee, may, in certain circumstances, rescind and annul such declaration.

        No holder of any debt securities of any series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless such holder previously shall have given to the trustee written notice of a continuing event of default and unless also the holders of at least 25% of the aggregate principal amount of outstanding debt securities of such series shall have made written request to, and have offered reasonable indemnity upon, the trustee, to institute such proceeding, and the trustee shall not have received direction inconsistent with such request in writing by the holders of a majority in principal amount of outstanding debt securities of such series and shall have failed to institute such proceeding within 60 days. However, the rights of any holder of any debt securities to enforce the payment of principal, premium, if any, and interest due on such debt securities on or after the dates expressed in such debt securities may not be impaired or affected.

        We must furnish the trustee within 120 days after the end of each fiscal year a statement signed by one of certain of our officers stating that a review of our activities during that year and our performance under the indenture and the terms of the debt securities has been made, and, to the best of the knowledge of the signatory, based on such review, we have complied with all conditions and covenants of the indenture, or, if we are in default, specifying the default.

Waiver, Modification and Amendment

        The holders of a majority in principal amount of the outstanding debt securities of any series may waive certain past defaults, except a default in the payment of the principal of, premium, if any, or interest on any debt security of such series or in respect of any covenant or provision in the indenture that under the terms of the indenture cannot be modified without the consent of all holders of outstanding debt securities of such series affected. The holders of a majority in aggregate principal amount of outstanding debt securities may waive our compliance with certain restrictive provisions.

        We and the trustee may modify and amend the indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities, provided that no such modification or amendment may, without the consent of the holder of each debt security affected thereby:

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  change the stated maturity of the principal of, or any installment of principal of or interest on any additional amounts with respect to, any debt security;

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  reduce the principal of, premium, if any, or interest on, or any additional amounts with respect thereto, or any premium payable upon the redemption of, any debt security;

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  change the place of payment or change the currency of payment of principal, premium, if any, or interest on, or any additional amounts with respect thereto, any debt security;

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  impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

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  reduce the percentages of holders of outstanding debt securities required to modify or amend the indenture or for any waiver provided for in the indenture; or

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  effect certain other modifications or amendments described in the indenture.

        In the case of provisions of the indenture affecting other series of securities as well as the debt securities, the holders of the debt securities will be treated as a separate class of securities for purposes of determining whether consent or waiver of a majority of holders has been obtained.

        There are certain changes that we may make to the debt securities without a holder's specific approval and without any vote of the holders of the debt securities of the same series. Such changes are limited to clarifications and certain other changes that would not adversely affect the holders of the outstanding debt securities of such series in any material respect.

Defeasance and Covenant Defeasance

        Unless an accompanying prospectus supplement or free writing prospectus states otherwise, we may elect either:

  •
  to defease and be discharged from our obligations with respect to the debt securities of any series ("defeasance"); or

  •
  to be released from our obligations with respect to debt securities of any series described above under "Restrictive Covenant—Limitation on Liens" and "Consolidation, Merger and Sale of Assets" ("covenant defeasance"), upon the irrevocable deposit with the trustee, in trust for such purpose, of money and/or U.S. Government Obligations (as defined in the indenture) that through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of, premium, if any, and interest on such debt securities on the scheduled due date therefore.

        Defeasance and covenant defeasance are each conditioned upon, among other things, our delivery to the trustee of an opinion of counsel to the effect that the holders of the debt securities will have no federal income tax consequences as a result of such deposit.

Notices

        Notices to holders of the debt securities will be given by mail to the addresses of such holders as they appear in the security register.

Title

        We or the trustee may treat the registered owner of any registered debt security as the owner thereof (whether or not the debt security shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.

Replacement of Debt Securities

        We will replace any mutilated debt security at the expense of the holders upon surrender to the trustee. We will replace debt securities that become destroyed, lost or stolen at the expense of the holder upon delivery to the trustee of satisfactory evidence of the destruction, loss or theft thereof. In the event of a destroyed, lost or stolen debt security, an indemnity satisfactory to us and the trustee may be required at the expense of the holder of the debt security before a replacement debt security will be issued.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

        Wells Fargo Bank, N.A. is the trustee. The indenture contains certain limitations on the rights of the trustee, should it become a creditor of ours, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions with us; however, if it acquires a conflicting interest it must eliminate such conflict or resign or otherwise comply with the Trust Indenture Act of 1939, as amended. The indenture also provides that we will indemnify the trustee against loss, liability or expense incurred without negligence or bad faith on the part of the trustee arising out of or in connection with the trust under the indenture. Wells Fargo Bank, N.A. is a creditor of our parent company, Questar, and performs routine banking functions for us.

PLAN OF DISTRIBUTION

        We may sell any series of the debt securities being offered hereby in one or more of the following ways from time to time:

  •
  to underwriters or dealers for resale to the public or to institutional investors;

  •
  directly to institutional investors; or

  •
  through agents to the public or to institutional investors.

        In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

        The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

  •
  the name or names of any underwriters or agents;

  •
  the purchase price of the securities and the proceeds to be received by us from the sale;

  •
  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange on which the securities may be listed.

        If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

  •
  negotiated transactions;

  •
  at a fixed public offering price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to prevailing market prices; or

  •
  at negotiated prices.

        If dealers are utilized in the sale of offered securities, we will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

        Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        As one of the means of direct issuance of offered securities, we may utilize the service of an entity through which it may conduct an electronic "dutch auction" or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of such offered securities, if so described in the applicable prospectus supplement.

        If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

        The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. The prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

        Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

        Underwriters, dealers, agents and remarketing firms may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents and remarketing firms may be required to make. Underwriters, dealers, agents and remarketing agents may be customers of, engage in transactions with, or perform services in the ordinary course of business for us and/or our affiliates.

        Each series of securities will be a new issue of securities and, unless it is a reopening of an existing series of securities, will have no established trading market. Unless otherwise stated in a prospectus supplement, the securities will not be listed on a national securities exchange. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

 LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, the validity of the offered securities and other matters in connection with any offering of the securities will be passed on for us by Thomas C. Jepperson, Esq., our Executive Vice President, General Counsel and Corporate Secretary, and Latham & Watkins LLP, Houston, Texas. Any underwriters will be advised about legal matters relating to any offering by their own legal counsel.

EXPERTS

        Our consolidated financial statements appearing in our Annual Report (Form 10-K) for the year ended December 31, 2010 (including the schedule appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

GLOSSARY OF COMMONLY USED TERMS

Btu	One British thermal unit—a measure of the amount of energy required to raise the temperature of a one-pound mass of water one degree Fahrenheit at sea level.
cf
Cubic foot is a common unit of gas measurement. One standard cubic foot equals the volume of gas in one cubic foot measured at standard conditions—a temperature of 60 degrees Fahrenheit and a pressure of 30 inches of mercury (approximately 14.7 pounds per square inch).
dth	Decatherms or ten therms. One dth equals one million Btu or approximately one Mcf.
gas	All references to "gas" refer to natural gas.
M	Thousand.
MM	Million.
reservoir
A porous and permeable underground formation containing a natural accumulation of producible natural gas and/or oil that is confined by impermeable rock or water barriers and is individual and separate from other reservoirs.